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                                                                    EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Paradigm Music Entertainment Company:

We consent to the inclusion in the Proxy Statement/Prospectus of The Box Worldwide, Inc. and in the Registration Statement on Form S-4 of TCI Music, Inc. of our report, dated February 11, 1997 (except for Note J as to which the date is February 14, 1997), relating to the balance sheet of Paradigm Music Entertainment Company as of December 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996 and for the period November 14, 1995 (date of inception) through December 31, 1995, and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus included within the Registration Statement.


                                              /s/ Janover Rubinroit, LLC
                                              Janover Rubinroit, LLC

Garden City, New York
November 10, 1997